   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1996


                                                      REGISTRATION NO. 333-13415
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            CRAGAR INDUSTRIES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

      DELAWARE                                3714                                    86-0721001
      (STATE OF            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION             (I.R.S. EMPLOYER
   INCORPORATION)                         CODE NUMBER)                           IDENTIFICATION NO.)

                            ------------------------

                              4636 N. 43RD AVENUE
                             PHOENIX, ARIZONA 85031
                                 (602) 247-1300
                              FAX: (602) 846-0684
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)

                            ------------------------

                              MICHAEL L. HARTZMARK
                              4636 N. 43RD AVENUE
                             PHOENIX, ARIZONA 85031
                                 (602) 247-1300
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                  MATTHEW P. FEENEY, ESQ.                                     ROBERT S. KANT, ESQ.
                  STEVEN D. PIDGEON, ESQ.                                    RICHARD B. STAGG, ESQ.
                   SNELL & WILMER L.L.P.                                  O'CONNOR, CAVANAGH, ANDERSON,
                    ONE ARIZONA CENTER                                   KILLINGSWORTH & BESHEARS, P.A.
                PHOENIX, ARIZONA 85004-0001                                    ONE EAST CAMELBACK
                      (602) 382-6000                                         PHOENIX, ARIZONA 85012
                    FAX: (602) 382-6070                                          (602) 263-2400
                                                                               FAX: (602) 263-2900

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

        Cragar Industries, Inc. has prepared this Amendment No. 4 for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 4 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, the related Prospectus has not been included herein.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that the corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this Section with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of this corporation.

     The right to indemnification conferred in the Company's Bylaws includes the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Section shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

     If a claim under the two preceding paragraphs of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Section or otherwise shall be on the corporation.

     The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonable believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Securities and Exchange Commission Registration Fee.....................    $  4,261
    Nasdaq and Boston Stock Exchange Filing Fees............................       7,291
    NASD Fee................................................................       1,929
    Printing Expenses.......................................................      75,000
    Legal Fees and Expenses.................................................     150,000
    Accounting Fees and Expenses............................................      95,000
    Blue Sky Filing Fees and Expenses.......................................      25,000
    Warrant Agent, Transfer Agent and Registrar Fees........................       3,000
    Representative's Non-accountable Expense Allowance......................     155,550
    Miscellaneous...........................................................      49,469
                                                                                --------
      Total.................................................................    $566,500*
                                                                                ========

---------------
* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Since September 30, 1993, the Company has sold the following unregistered securities:

          1. On September 30, 1993, the Company privately sold for cash $1,500,000 principal amount of 6% convertible subordinated secured promissory notes (the "1993 Junior Notes") to certain accredited and sophisticated investors. The 1993 Junior Notes will be automatically converted upon the closing of this offering into approximately 291,666 shares of Common Stock. The purchasers of the 1993 Junior Notes were David Atkins; CN Partners, L.P.; Phyllis Cohen; Anthony Dalessio; Irving Davies; Sidney Dworkin; Edward R. Falkner; Julius Kramer; MDA Financial, Inc.; Kenneth Reichle; Gerald Richter; James Schoke; Elayne Schoke; and Donald Shapiro.

          2. On December 15, 1994, the Company issued to Mr. Sidney Dworkin 29,167 shares of Common Stock, 3,937.5 Class A Warrants, and a promissory note in the principal amount of $108,333 (the "$108,333 Note") in exchange for $150,000 cash. Each Class A Warrant entitles the holder to purchase one share of Common Stock at $1.43, exercisable at any time before December 31, 1999. The $108,333 Note had an interest rate of 15% per annum, payable annually in five installments commencing January 1, 1995. On January 31, 1995, Mr. Dworkin contributed the $108,333 Note to the capital of the Company.

          3. On December 15, 1994, the Company issued to Mr. Sidney Dworkin 24,500 Class B Warrants and a promissory note in the principal amount of $350,000 (the "$350,000 Note") in exchange for

     $350,000 cash. Each Class B Warrant entitles the holder to purchase one share of Common Stock at $0.36, exercisable at any time on or before December 31, 1999. The $350,000 Note bears interest at a rate of 8% per annum, payable monthly through January 1, 1997. The $350,000 Note is automatically convertible upon the closing of this offering into 68,056 shares of the Company's Common Stock.

          4. On September 30, 1995, the Company agreed to issue shares of its Common Stock to the holders of the 1993 Junior Notes, and the holders of the 1993 Junior Notes agreed to accept such Common Stock, in lieu of paying interest that had accrued on the 1993 Junior Notes. Pursuant to that agreement, each holder of the 1993 Junior Notes received 15,070 shares of the Company's Common Stock for every $100,000 of interest payable. In aggregate, 26,409 shares of Common Stock were issued for $175,245. The holders of the 1993 Junior Notes were the same accredited and sophisticated investors as set forth above in paragraph 1.

          5. On June 10, 1996, pursuant to the Company's Non-Employee Directors' Stock Option Plan, the Company granted options to current and former members of the Board of Directors to purchase 9,800 shares of the Company's Common Stock. All options were granted with an exercise price of $5.14 per share. The options were issued to Mark Schwartz, Sidney Dworkin, Donald McIntyre, Phyllis Froimson, and Victor Scaravilli. Also, effective June 10, 1996, the Company's Board of Directors granted James Schoke, a former director of the Company, an option to purchase 2,100 shares of the Company's Common Stock at an exercise price of $5.14 per share.

          6. On July 1, 1996, the Company sold securities totaling $1,500,000 to certain accredited and sophisticated investors. In consideration thereof, each investor received from the Company (i) the Company's promissory note in the principal amount of the investor's individual investment (the "Bridge Note"), and (ii) Class C Warrants, in the amount of 8,400 warrants for each $100,000 the investor individually invested. Each Class C Warrant entitles the holder to purchase one share of the Company's Common Stock at $3.25, exercisable at any time before June 30, 2001. These Bridge Notes and Class C Warrants were sold to the following investors: Hymie Akst; Michael Bushey; Central Fill Pharmacy; Inc.; Irving Davies; Melvin Gershman, IRA; Edward R. Falkner; Marvin Kogod; Marc Loveman, IRA; Beno Michel; Kenneth M. Reichle, Jr.; Robert M. Rosin; Royal Bank of Scotland; RFD Associates, Ltd.; Harry Schwartz; Mark Schwartz; Paul T. Sciarrino; Wesley Wood.

          7. On November 9, 1996, pursuant to the Company's Employee Stock Option Plan, the Company granted options to current employees to purchase 53,500 shares of the Company's Common Stock. All options were granted with an exercise price of $5.60 per share. The options were issued to Michael L. Hartzmark, David Bratset, Tony Barrett, Ed Chavez, Tony Cortes, Bob Deyoung, Michael Miller, and Kent Rogers. In addition, the Company's Board of Directors granted James Schoke, a former director of the Company, an option to purchase 2,100 shares of the Company's Common Stock at an exercise price of $5.60 per share.

     Each transaction described above was deemed exempt from registration under the Securities Act pursuant to Section 4(2) of the Act as transactions not involving any public offering.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    EXHIBIT
    NUMBER                                       DESCRIPTION
    ------       ----------------------------------------------------------------------------
      1.1        Deleted
      1.2        Form of Underwriting Agreement between Registrant and Dickinson & Co.
      3.1        Second Amended and Restated Certificate of Incorporation of the Registrant
                 filed with State of Delaware on October 1, 1996*
      3.2        Amended and Restated Bylaws of the Registrant*
      4.1        Second Amended and Restated Certificate of Incorporation of the Registrant
                 (filed as Exhibit 3.1)*

    EXHIBIT
    NUMBER                                       DESCRIPTION
    ------       ----------------------------------------------------------------------------
      4.2        Form of Certificate representing Common Stock*
      4.3        Form of Warrant Agreement
      4.4        Form of Warrant Certificate (attached as Exhibit A to Form of Warrant
                 Agreement filed as Exhibit 4.3)
      4.5        Deleted
      4.6        Deleted
      4.7        Form of 1993 Convertible Subordinated Secured Note of the Registrant, dated
                 September 30, 1993*
      4.7 (a)    Form of First Note Amendment to 1993 Convertible Subordinated Secured Note
                 of the Registrant, dated September 30, 1995*
      4.7 (b)    Form of Second Note Amendment to 1993 Convertible Subordinated Secured Note
                 of the Registrant*
      4.8        $350,000 Promissory Note of the Registrant, dated December 15, 1994, issued to Sidney Dworkin*
      4.8 (a)    Agreement between Registrant and Sidney Dworkin, dated October 12, 1995, amending the terms and conditions of the $350,000 Promissory Note*
      4.8 (b)    First Note Amendment to the $350,000 Promissory Note of the Registrant
                 issued to Sidney Dworkin*
      4.9        Form of 1996 Unsecured Promissory Bridge Note of the Registrant*
      4.10       Credit and Security Agreement, dated as of April 14, 1995, executed by and between Registrant and Norwest Business Credit, Inc.*
      4.10(a)    Amendment to Credit and Security Agreement, dated as of September 19, 1995, executed by and between Registrant and Norwest Business Credit, Inc.*
      4.10(b)    First Amendment to Credit Agreement, dated as of             , 1996,
                 executed by and between Registrant and Norwest Business Credit, Inc.*
      4.10(c)    Waiver and Amendment to Credit and Security Agreement, dated November 20,
                 1996, executed by and between Registrant and Norwest Business Credit, Inc.*
      4.11       Form of Class A Stock Purchase Warrant Certificate*
      4.12       Form of Class B Stock Purchase Warrant Certificate*
      4.13       Form of Class C Stock Purchase Warrant Certificate*
      4.14       Form of Stock Option/Restricted Stock Grant for grants made pursuant to either or both the CRAGAR Industries, Inc. 1996 Non-Employee Directors'
                 Stock Option Plan filed as Exhibit 10.1 and the CRAGAR Industries, Inc. 1996
                 Stock Option and Restricted Stock Plan filed as Exhibit 10.2*
      4.15       Form of Representative's Warrant Agreement, dated , 1996, by and between the
                 Registrant and Dickinson & Co.
      5.1        Opinion of Snell & Wilmer L.L.P. regarding the legality of the Securities and Representative's Warrants being registered
     10.1        CRAGAR Industries, Inc. 1996 Non-Employee Directors' Stock Option Plan*
     10.1 (a)    First Amendment to the CRAGAR Industries, Inc. 1996 Non-Employee Directors'
                 Stock Option Plan, dated October 1, 1996*
     10.2        CRAGAR Industries, Inc. 1996 Stock Option and Restricted Stock Plan*
     10.2 (a)    First Amendment to the CRAGAR Industries, Inc. 1996 Stock Option and
                 Restricted Stock Plan, dated October 1, 1996*

    EXHIBIT
    NUMBER                                       DESCRIPTION
    ------       ----------------------------------------------------------------------------
     10.3        Commercial Lease, dated February 5, 1993, executed by and between Registrant and Principal Mutual Life Insurance Company*
     10.4        Employment Agreement, dated January 1, 1996, executed by and between
                 Registrant and Tony Barrett*
     10.5        Purchase Program, dated January 24, 1996, executed by and between Registrant and Super Shops*
     10.6        Form of 1992 Promissory Note of Registrant, dated December 31, 1992, issued in connection with Registrant's original capitalization*
     10.6 (a)    Form of First Note Amendment of 1992 Promissory Note of Registrant, dated
                 September 30, 1994*
     10.6 (b)    Form of Agreement to Forgive Interest, dated December 14, 1994, executed by and between Registrant and certain holders of 1992 Promissory Notes of
                 Registrant*
     10.6 (c)    Form of Letter, dated February 16, 1995, issued by Registrant to (i) holders of the 1992 Promissory Notes of Registrant, and (ii) holder of the $350,000
                 Note of Registrant, whereby holders of the Notes agreed to contribute to capital the 1992 Notes and the $350,000 Note*
     10.7        $108,333 Promissory Note of Registrant, dated December 15, 1994, issued to
                 Sidney Dworkin*
     10.7 (a)    Form of Letter, dated February 16, 1995, issued by Registrant to (i) holders of the 1992 Promissory Notes of Registrant, and (ii) holder of the $350,000
                 Note of Registrant, whereby holders of the Notes agreed to contribute to capital the 1992 Promissory Notes and the $350,000 Note (attached as Exhibit
                 10.6(c))*
     10.8        Cognovit Promissory Note dated September 30, 1993, executed by Registrant and payable to Performance Industries, Inc.*
     10.8 (a)    Cross Receipt executed by and between Lee Hartzmark and Registrant in connection with Assignment of Cognovit Promissory Note*
     10.9        Wheel & Component Purchase Agreement dated April 3, 1996, executed by and between Registrant and Titan Wheel International, Inc.*
     10.10       Redistribution Agreement dated November 7, 1996, executed by and between
                 Registrant and RELCO Corp.*
     11.1        Computation of Earnings Per Share*
     21          List of Subsidiaries of the Registrant*
     23.1        Consent of Snell & Wilmer, L.L.P (included in Exhibit 5.1)*
     23.2        Consent of KPMG Peat Marwick LLP, independent certified public accountants*
     24          Power of Attorney (included on signature page of Registration Statement)*
     24.1        Power of Attorney signed by Ed Faber*
     27          Financial Data Schedule*
     99.1        Deleted
     99.2        Deleted
     99.3        Form of Lock-Up Agreement, executed by and between the Registrant and certain of the Registrant's security-holders (included in Exhibit 1.2).*


---------------
 * Previously filed

** To be filed

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus field by the Registrant pursuant to Rule 424(b)(1), or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) including any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 18th day of December, 1996.


                                          CRAGAR INDUSTRIES, INC.

                                          By: /s/

                                              ---------------------------------
                                              Michael L. Hartzmark
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------
/s/                                         President, Chief Executive       December 18, 1996
------------------------------------------  Officer, and Director
           Michael L. Hartzmark             (Principal Executive Officer)

/s/                                         Vice President of Operations     December 18, 1996
------------------------------------------  (Principal Financial and
            Anthony W. Barrett              Accounting Officer)

                        *                   Director                         December 18, 1996
------------------------------------------
              Sidney Dworkin

                        *                   Director                         December 18, 1996
------------------------------------------
             Donald McIntyre

                        *                   Director                         December 18, 1996
------------------------------------------
              Mark Schwartz

                       *                   Director                         December 18, 1996
------------------------------------------
                 Ed Faber

*By: /s/
     -------------------------------------
           Michael L. Hartzmark
             Attorney-in-Fact

                                 EXHIBITS INDEX


                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                    DESCRIPTION                                   PAGES
------       ----------------------------------------------------------------------  ------------
  1.1        Deleted...............................................................
  1.2        Form of Underwriting Agreement, dated                , 1996, by and
             between Registrant and Dickinson & Co. ...............................
  3.1        Second Amended and Restated Certificate of Incorporation of the
             Registrant filed with State of Delaware on October 1, 1996*...........
  3.2        Amended and Restated Bylaws of the Registrant*........................
  4.1        Second Amended and Restated Certificate of Incorporation of the
             Registrant (filed as Exhibit 3.1)*....................................
  4.2        Form of Certificate representing Common Stock*........................
  4.3        Form of Warrant Agreement.............................................
  4.4        Form of Warrant Certificate (attached as Exhibit A to Form of Warrant
             Agreement filed as Exhibit 4.3).......................................
  4.5        Deleted...............................................................
  4.6        Deleted...............................................................
  4.7        Form of 1993 Convertible Subordinated Secured Note of the Registrant,
             dated September 30, 1993*.............................................
  4.7 (a)    Form of First Note Amendment to 1993 Convertible Subordinated Secured
             Note of the Registrant, dated September 30, 1995*.....................
  4.7 (b)    Form of Second Note Amendment to 1993 Convertible Subordinated Secured
             Note of the Registrant*...............................................
  4.8        $350,000 Promissory Note of the Registrant, dated December 15, 1994, issued to Sidney Dworkin*.............................................
  4.8 (a)    Agreement between Registrant and Sidney Dworkin, dated October 12,
             1995, amending the terms and conditions of the $350,000 Promissory
             Note*.................................................................
  4.8 (b)    First Note Amendment to the $350,000 Promissory Note of the Registrant
             issued to Sidney Dworkin*.............................................
  4.9        Form of 1996 Unsecured Promissory Bridge Note of the Registrant*......
  4.10       Credit and Security Agreement, dated as of April 14, 1995, executed by and between Registrant and Norwest Business Credit, Inc.*.............
  4.10(a)    Amendment to Credit and Security Agreement, dated as of September 19,
             1995, executed by and between Registrant and Norwest Business Credit,
             Inc.*.................................................................
  4.10(b)    First Amendment to Credit Agreement, dated as of           , 1996,
             executed by and between Registrant and Norwest Business Credit,
             Inc.* ................................................................
  4.10(c)    Waiver and Amendment to Credit and Security Agreement, dated November
             20, 1996, executed by and between Registrant and Norwest Business
             Credit, Inc.* ........................................................
  4.11       Form of Class A Stock Purchase Warrant Certificate*...................
  4.12       Form of Class B Stock Purchase Warrant Certificate*...................
  4.13       Form of Class C Stock Purchase Warrant Certificate*...................
  4.14       Form of Stock Option / Restricted Stock Grant for grants made pursuant to either or both the CRAGAR Industries, Inc. 1996 Non-Employee
             Directors' Stock Option Plan filed as Exhibit 10.1 and the CRAGAR
             Industries, Inc. 1996 Stock Option and Restricted Stock Plan filed as
             Exhibit 10.2*.........................................................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                    DESCRIPTION                                   PAGES
------       ----------------------------------------------------------------------  ------------
  4.15       Form of Representative's Warrant Agreement, dated           , 1996, by
             and between the Registrant and Dickinson & Co.........................
  5.1        Opinion of Snell & Wilmer L.L.P. regarding the legality of the
             Securities and Representative's Warrants being registered.............
 10.1        CRAGAR Industries, Inc. 1996 Non-Employee Directors' Stock Option
             Plan*.................................................................
 10.1 (a)    First Amendment to the CRAGAR Industries, Inc. 1996 Non-Employee
             Directors' Stock Option Plan, dated October 1, 1996*..................
 10.2        CRAGAR Industries, Inc. 1996 Stock Option and Restricted Stock
             Plan*.................................................................
 10.2 (a)    First Amendment to the CRAGAR Industries, Inc. 1996 Stock Option and
             Restricted Stock Plan, dated October 1, 1996*.........................
 10.3        Commercial Lease, dated February 5, 1993, executed by and between
             Registrant and Principal Mutual Life Insurance Company*...............
 10.4        Employment Agreement, dated January 1, 1996, executed by and between
             Registrant and Tony Barrett*..........................................
 10.5        Purchase Program, dated January 24, 1996, executed by and between
             Registrant and Super Shops*...........................................
 10.6        Form of 1992 Promissory Note of Registrant, dated December 31, 1992, issued in connection with Registrant's original capitalization*.......
 10.6 (a)    Form of First Note Amendment of 1992 Promissory Note of Registrant,
             dated September 30, 1994*.............................................
 10.6 (b)    Form of Agreement to Forgive Interest, dated December 14, 1994, executed by and between Registrant and certain holders of 1992
             Promissory Notes of Registrant*.......................................
 10.6 (c)    Form of Letter, dated February 16, 1995, issued by Registrant to (i)
             holders of the 1992 Promissory Notes of Registrant, and (ii) holder of the $350,000 Note of Registrant, whereby holders of the Notes agreed to contribute to capital the 1992 Promissory Notes and the $350,000
             Note*.................................................................
 10.7        $108,333 Promissory Note of Registrant, dated December 15, 1994, issued to Sidney Dworkin*.............................................
 10.7 (a)    Form of Letter, dated February 16, 1995, issued by Registrant to (i)
             holders of the 1992 Promissory Notes of Registrant, and (ii) holder of the $350,000 Note of Registrant, whereby holders of the Notes agreed to contribute to capital the 1992 Promissory Notes and the $350,000
             Note (attached as Exhibit 10.6(c))*...................................
 10.8        Cognovit Promissory Note dated September 30, 1993, executed by
             Registrant and payable to Performance Industries, Inc.*...............
 10.8 (a)    Cross Receipt executed by and between Lee Hartzmark and Registrant in connection with Assignment of Cognovit Promissory Note*...............
 10.9        Wheel & Component Purchase Agreement dated April 3, 1996, executed by and between Registrant and Titan Wheel International, Inc.* ..........
 10.10       Redistribution Agreement dated November 7, 1996, executed by and between Registrant and RELCO Corp.* ..................................
 11.1        Computation of Earnings Per Share*....................................
 21          List of Subsidiaries of the Registrant*...............................
 23.1        Consent of Snell & Wilmer, L.L.P (included in Exhibit 5.1)*...........
 23.2        Consent of KPMG Peat Marwick LLP, independent certified public accountants*..........................................................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                    DESCRIPTION                                   PAGES
------       ----------------------------------------------------------------------  ------------
 24          Power of Attorney (included on signature page of Registration
             Statement)*...........................................................
 24.1        Power of Attorney signed by Ed Faber*.................................
 27          Financial Data Schedule*..............................................
 99.1        Deleted...............................................................
 99.2        Deleted...............................................................
 99.3        Form of Lock-Up Agreement, executed by and between the Registrant and certain of the Registrant's security-holders (included in Exhibit
             1.2).*


---------------
 * Previously filed

** To be filed